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                                        December 9, 1994

Dear Shareowner:

  We have previously sent you proxy materials for the important Special Meeting of Shareowners to be held on December 19, 1994.

  According to our latest records, we have not yet received your proxy.

  Because the proposals under consideration require the vote of a majority of all outstanding shares, your vote is very important no matter how many or how few shares you may own.

  Please help your company avoid the expense of further solicitation by SIGNING AND RETURNING the enclosed proxy card TODAY. We have provided a prepaid envelope for your convenience.

  Thank you for your assistance.

                                   Very truly yours,

                                   ROCHESTER TELEPHONE CORPORATION
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                                        December 9, 1994

Dear Preferred Shareowner:

  We have previously sent you proxy materials for the important Special Meeting of Preferred Shareowners to be held on December 19, 1994.

  According to our latest records, we have not yet received your proxy.

  Because the proposal under consideration requires the vote of two-thirds of all outstanding shares, your vote is very important no matter how many or how few shares you may own.

  Please help your company avoid the expense of further solicitation by SIGNING AND RETURNING the enclosed proxy card TODAY. We have provided a prepaid envelope for your convenience.

  Thank you for your assistance.

                                   Very truly yours,

                                   ROCHESTER TELEPHONE CORPORATION